MANAGEMENT AGREEMENT

                               FORM OF SCHEDULE A

                    SERIES OF INSTITUTIONAL LIQUIDITY TRUST



GOVERNMENT MASTER SERIES
GOVERNMENT RESERVES MASTER SERIES
MONEY MARKET MASTER SERIES
MUNICIPAL MASTER SERIES
NEW YORK MUNICIPAL MASTER SERIES.
PRIME MASTER SERIES
TAX-EXEMPT MASTER SERIES
TREASURY MASTER SERIES
TREASURY RESERVES MASTER SERIES


Date: December __, 2006

                              MANAGEMENT AGREEMENT

                               FORM OF SCHEDULE B

                    SERIES OF INSTITUTIONAL LIQUIDITY TRUST

                   RATE OF COMPENSATION BASED ON EACH SERIES'
                   ------------------------------------------
                            AVERAGE DAILY NET ASSETS
                            ------------------------


GOVERNMENT MASTER SERIES                                    0.08%
GOVERNMENT RESERVES MASTER SERIES                           0.08%
MONEY MARKET MASTER SERIES                                  0.08%
MUNICIPAL MASTER SERIES                                     0.25%
NEW YORK MUNICIPAL MASTER SERIES.                           0.25%
PRIME MASTER SERIES                                         0.08%
TAX-EXEMPT MASTER SERIES                                    0.25%
TREASURY MASTER SERIES                                      0.08%
TREASURY RESERVES MASTER SERIES                             0.08%


Date: December __, 2006